EXHIBIT 10.2

Avalon Development Corp. P.O. Box 80268 Fairbanks, Alaska 99708 Phone: 907-457-5159 Fax: 907-455-8069 Email: avalon@alaska.net Web site: www.avalonalaska.com

CONSENT OF AUTHOR

To: U.S. Securities and Exchange Commission

I, Curtis Freeman, do hereby consent to the filing by Teryl Resources Corp. of Form 20F, with the regulatory authorities referred to above, containing portions of Technical Reports on their West Ridge gold property and Gil gold property which I have written for Teryl Resources Corp.

I also certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosures of Teryl Resources Corp. in Form 20F contain any misrepresentation of the information contained in the Technical Report.

Signature of Qualified Person	Seal or Stamp

Curtis Freeman January 8, 2007